SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): March 26, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On March 26, 2015, the Registrant, through WHLR-Beaver Ruin Village II, LLC, a Delaware limited liability company (“WHLR-Beaver Ruin Village II”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Sale Agreement”) as buyer, with ARCADO II, LLC, a Georgia limited liability company, as seller (the “Seller”), for the purchase of a retail shopping center located in Lilburn, Georgia, commonly known as Beaver Ruin Village II, for the sales price of Four Million Three Hundred Seventy Five Thousand and 00/100 Dollars ($4,375,000).

No director, officer or affiliate of the Registrant is affiliated with the Seller.

On March 30, 2015, the Registrant issued a press release announcing the contract to acquire Beaver Ruin Village II.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Sale Agreement, dated March 26, 2015, by and between WHLR-Beaver Ruin Village II and the Seller.

99.2	Press release, dated March 30, 2015, relating to WHLR-Beaver Ruin Village II's entry into the contract to acquire Beaver Ruin Village II.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: March 30, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Sale Agreement, dated March 26, 2015, by and between WHLR-Beaver Ruin Village II and the Seller.
99.2	Press release, dated March 30, 2015, relating to WHLR-Beaver Ruin Village II's entry into the contract to acquire Beaver Ruin Village II.